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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JULY 19, 2001

                                COTT CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)




          CANADA                000-19914                  NONE
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     (State or Other           (Commission              (IRS Employer
     Jurisdiction of           File Number)           Identification No.)
      Incorporation)


                              207 QUEEN'S QUAY WEST
                                    SUITE 340
                            TORONTO, ONTARIO M5J 1A7
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (416) 203-3898
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective July 19, 2001, Cott Corporation, through its indirect wholly-owned U.S. subsidiary, BCB USA Corp. (together, the "Company"), completed an acquisition of certain assets of Royal Crown Company, Inc. ("Royal Crown") pursuant to an Asset Purchase Agreement ("Asset Purchase Agreement") dated as of June 13, 2001. The purchase price ("Purchase Price") was US $94 million, subject to standard purchase price adjustments.

         The purchased assets include intellectual property, licenses and permits, inventories and supplies, equipment, assumed contracts, accounts receivable and the facility used by Royal Crown in the production of concentrate (the "Concentrate Assets"). The Company intends to use the Concentrate Assets to produce all its concentrate requirements for its retailer brand beverages.

         Under the Asset Purchase Agreement, the Company also purchased the assets of Royal Crown's international business, including intellectual property, licenses and permits, inventories and supplies, office equipment, assumed contracts and accounts receivable.

         The Company funded the acquisition with proceeds from its credit facility with Lehman Commercial Paper, Inc. and certain other lenders. See Item 5 below.

         The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement filed herewith as Exhibit 2.1.

ITEM 5.  OTHER EVENTS

         On July 19, 2001, the Company executed a US $150 million combined term and revolving credit facility ("Credit Facility") with Lehman Commercial Paper, Inc. as General Administrative Agent, First Union National Bank, as Working Capital Facility Agent, Bank of Montreal, as Canadian Administrative Agent, and the several other agents and lenders thereunder. The Credit Facility consists of a 5 1/2 year term loan facility in an aggregate principal amount of US $100 million and a 4 1/2 year revolving credit facility in the amount of US $50 million, both of which are subject to early termination. Borrowings under the Credit Facility are secured by certain assets of BCB USA Corp. and Cott Corporation. The foregoing description is qualified in its entirety by reference to the Credit Facility filed herewith as Exhibit 10.1.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Business Acquired - Not Applicable.

         (b)  Pro Forma Financial Statements - Not Applicable.

         (c)  Exhibits.


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         2.1+ Asset Purchase Agreement by and among Royal Crown Company, Inc.,
Cott Corporation and BCB USA Corp. dated as of June 13, 2001.

         10.1.* Credit Agreement dated as of July 19, 2001 between BCB USA Corp., Cott Corporation and The Several Lenders from Time to Time Parties Hereto, Lehman Brothers Inc. as advisor, lead arranger and book manager, First Union National Bank as syndication agent and as working capital term loan facility agent and revolving credit facility agent, Bank of Montreal as Canadian Administrative Agent and Lehman Commercial Paper, Inc. as General Administrative Agent.

         99.1.  Press Release issued June 13, 2001.

         99.2.  Press Release issued July 23, 2001.

+ Certain portions of this document are subject to a request for confidential treatment. Also, in accordance with Item 601(b)(2) of Regulation S-K, the schedules to this Exhibit have been omitted and a list briefly describing the schedules is contained in the Exhibit. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

* Certain portions of this document are subject to a request for confidential treatment.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COTT CORPORATION



Date:  August 2, 2001               By:  /s/ Raymond P. Silcock
                                    ------------------------------------------
                                    Raymond P. Silcock
                                    Executive Vice President & Chief Financial
                                    Officer










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                                  EXHIBIT INDEX

2.1+ Asset Purchase Agreement by and among Royal Crown Company, Inc., Cott Corporation and BCB USA Corp. dated as of June 13, 2001.

10.1* Credit Agreement dated as of July 19, 2001 between BCB USA Corp., Cott Corporation and The Several Lenders from Time to Time Parties Hereto, Lehman Brothers Inc. as advisor, lead arranger and book manager, First Union National Bank as syndication agent and as working capital term loan facility agent and revolving credit facility agent, Bank of Montreal as Canadian Administrative Agent and Lehman Commercial Paper, Inc. as General Administrative Agent.

99.1.  Press Release issued June 13, 2001.

99.2.  Press Release issued July 23, 2001.

+ Certain portions of this document are subject to a request for confidential treatment. Also, in accordance with Item 601(b)(2) of Regulation S-K, the schedules to this Exhibit have been omitted and a list briefly describing the schedules is contained in the Exhibit. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

* Certain portions of this document are subject to a request for confidential treatment.













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